UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): May 17, 2005

COMMISSION FILE NUMBER: 001-31783

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0588488
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1339 Moffett Park Drive

Sunnyvale, California 94089

408-752-0723

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 17, 2005 RAE Systems Inc. (the “Company”) announced its preliminary financial results for the first quarter ended March 31, 2005 and comparable results for the first quarter of 2004 as preliminarily restated. The Company also reported its intention to restate its consolidated financial statements as originally filed on Form 10-K.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 17, 2005, in consultation with the Audit Committee of the Board of Directors, management of the Company concluded that the previously issued financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 and for certain of the interim quarterly periods therein should no longer be relied upon because of errors in those financial statements. Management of the Company and the Audit Committee of the Board of Directors consulted with the Company’s independent registered public accounting firm, BDO Seidman, LLP, after discovery and analysis of errors relating to the Company’s revenue recognition.

In connection with the Company’s evaluation of the effectiveness of its internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, and management’s assessment and testing thereof, the Company identified a number of material weaknesses, including inadequate codification of the Company’s revenue recognition policies and review procedures to ensure that revenues are recorded in the proper period. The Company identified a single distributor in Canada, accounting for less than 1% of our annual revenues, who (a) had not signed the Company’s standard distributor agreement sent to the distributor over the last three years and (b) from time to time, placed purchase orders with a “right of return” clause. In addition, the Company identified several U.S. local, state and federal agency purchase orders with freight delivery terms of “FOB destination,” requiring that it defer recognition of revenue until the shipments reach the customer, rather than the Company’s standard terms of “FOB factory.” Further, during the course of its review, the Company found a limited number of service contracts that were not properly deferred. After conferring with the Audit Committee of the Company and its independent registered public accounting firm on these matters, another independent certified public accounting firm was engaged to conduct an independent study (agreed-upon procedures report) of the impact of the Company’s revenue recognition practices. On May 16, 2005, the Company received the preliminary results of its independent revenue recognition practices study.

The Company preliminarily concluded that as of December 31, 2004, about ½ of 1% of its fiscal year 2004 revenues and a similar amount of revenues generated prior to 2004 (approximately $500,000 in the aggregate) will be deferred at December 31, 2004 and recognized in future periods. On a preliminary basis, the Company anticipates that the restatement will have no effect on its 2004 full-year basic and diluted earnings per share of $0.04 per share, as originally reported, and the restatement will reduce the Company’s total shareholders’ equity by approximately ½ of 1% at December 31, 2004. Accordingly, the Company will file a Form 10-K/A for the fiscal year ended December 31, 2004 restating its financial statements for the fiscal years ended December 31, 2004, 2003 and 2002 to reflect these corrections.

Item 9.01 Financial Statements and Exhibits.

c.    Exhibits

Exhibit No.	Description
99.1	Press Release dated May 17, 2005.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date: May 17, 2005	By:	/s/ Donald W. Morgan
Donald W. Morgan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 17, 2005.